Exhibit 5.1

Leonard, Street and Deinard, Professional Association
150 South Fifth Street
Suite 2300
Minneapolis, Minnesota 55402

August 1, 2003	Mark S. Weitz (612) 335-1517 mark.weitz@leonard.com

LodgeNet Entertainment
3900 West Innovation Street
Sioux Falls, SD 57107

Re: Registration Statement on Form S-8

Gentlemen and Mesdames:

With reference to the Registration Statement on Form S-8 to be filed by LodgeNet Entertainment Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 900,000 shares of the Company’s common stock issuable pursuant to the Company’s 2003 Stock Option and Incentive Plan (the “Stock Plan”), it is our opinion that such shares of the common stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

LEONARD, STREET AND DEINARD
Professional Association

/s/ Mark S. Weitz

Mark S. Weitz